GRANT OF SECURITY INTEREST

                           IN PATENTS AND TRADEMARKS

     THIS GRANT OF SECURITY INTEREST ("Grant"), effected as of March 7, 2006, is executed by GSE Systems, Inc., a Delaware corporation and GSE Power Systems, Inc., a Delaware Corporation (collectively, the "Grantor"), in favor of Laurus Master Fund, Ltd. (the "Secured Party").

     A. Pursuant to that certain Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, collectively, the "Security Agreement") among the Grantor, certain other entities affiliated with the Grantor, and the Secured Party, the terms and provisions of which are hereby incorporated herein as if fully set forth herein, the Grantor and such other entities have granted a security interest to the Secured Party in consideration of the Secured Party's agreement to provide financial accommodations to GSE Systems, Inc., a Delaware corporation, and certain subsidiaries of GSE Systems, Inc.

     B. The Grantor (1) has adopted, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the "Trademarks"), and (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the "Patents").

     C. The Grantor wishes to confirm its grant to the Secured Party of a security interest in all right, title and interest of the Grantor in and to the Trademarks and Patents, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to, the Trademarks, and the customer lists and records related to the Trademarks and Patents and all causes of action which may exist by reason of infringement of any of the Trademarks and Patents (collectively, the "T&P Collateral"), to secure the payment, performance and observance of the Obligations (as that term is defined in the Security Agreement).

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

     1. The Grantor does hereby further grant to the Secured Party a security interest in the T&P Collateral to secure the full and prompt payment, performance and observance of the Obligations.

     2. The Grantor agrees to perform, so long as the Security Agreement is in effect, all acts reasonably deemed necessary or desirable by the Secured Party to permit and assist it, at the Grantor's expense, in obtaining and enforcing the Trademarks and Patents in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. The Grantor hereby appoints the Secured Party as the Grantor's attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may reasonably determine to be necessary or desirable to evidence the Secured Party's security interest in the Trademarks and Patents or any other element of the T&P Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

     3. The Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the T&P Collateral granted hereby are more fully set forth in the Security Agreement and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

     4. The Grantor hereby authorizes the Secured Party to file all such financing statements or other instruments to the extent required by the Uniform Commercial Code and agrees to execute all such other documents, agreements and instruments as may be required or reasonably deemed necessary by the Secured Party, in each case for purposes of affecting or continuing Secured Party's security interest in the T&P Collateral.

     IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed as of the day and year first above written.

                                        GSE SYSTEMS INC.

                                        By:______________________________
                                        Name: John V. Moran
                                        Title: Chief Executive Officer


                                        GSE POWER SYSTEMS, INC.
                                        By:______________________________
                                        Name: John V. Moran
                                        Title:  Chief Executive Officer


                                        LAURUS MASTER FUND, LTD.
                                        By:______________________________
                                        Name:
                                        Title:


                    SCHEDULE 1 TO GRANT OF SECURITY INTEREST

                REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

                        Registration or         Registration or
Trademark               Application Number      Application Date        Country
_________               __________________      ________________        ________

Registration or

Clamp                     2438097               Registered         United States
(GSE Systems, Inc.)


D/3                       2436421               Registered         United States
(GSE Systems, Inc.)


D3 Architect Stylized     2445702               Registered         United States
(GSE Systems, Inc.)


D/3 Dataserver Stylized   2440115               Registered         United States
(GSE Systems, Inc.)


D/3 DCS                   2434720               Registered         United States
(GSE Systems, Inc.)


D/3 Manager Stylized      2803881               Registered         United States
(GSE System, Inc.)


D/3 Report Writer         2450565               Registered         United States
Stylized (GSE Systems, Inc.)


D/3 Trendr                2438098               Registered         United States
(GSE Systems, Inc.)


ESMART                    2784856               Registered         United States
(GSE Systems, Inc.)


Facets GSE Systems        2472790               Registered         United States
Services & Support & Design
(GSE Systems, Inc.)


Flexbatch                 1950809               Registered         United States
(GSE Systems, Inc.)


GAARDS                    2789627               Registered         United States
(GSE Systems, Inc.)


GSE Systems               2220635               Registered         United States
(GSE Systems, Inc.)


GSE Systems               2124458               Registered         United States
(GSE Systems, Inc.


GSE Systems & Designs     2257367               Registered         United States
(GSE System, Inc.)


GSE Systems & Designs     2145529               Registered         United States
(GSE Systems, Inc.)


SABL
(GSE Systems, Inc.)       2438096               Registered         United States


Simsuite Pro              2777658               Registered         United States
(GSE Systems, Inc.)


Smarttutor                2776533               Registered         United States
(GSE Systems, Inc.)


Strata                    2472791               Registered         United States
(GSE Systems, Inc.)


Totalvision               2430921               Registered         United States
(GSE Systems, Inc.)


Jade
(GSE Systems, Inc.)       76/315027             Pending            United States


4D & Design               75/748111             Abandoned          United States


4D Discover Define
 Develop DO & Design      75/748100             Abandoned          United States
(GSE Systems, Inc.)

Batchcad Stylized         75/748121             Abandoned          United States
(GSE Systems, Inc.)


GControl+                 75/777338             Abandoned          United States
(GSE Systems, Inc.)


GElectric+                75/777339             Abandoned          United States
(GSE Systems, Inc.)


GFlow+                    75/777336             Abandoned          United States
(GSE Systems, Inc.)


GLogic+                   75/777337             Abandoned          United States
(GSE Systems, Inc.)


GPower+                   75/777340             Abandoned          United States
(GSE System, Inc.)


Flexbatch                 1950809               Registered         United States
(GSE Power Systems, Inc.)


Opensim                   2723506               Registered         United States
(GSE Power Systems, Inc.)


Retact                    1671660               Registered         United States
(GSE Power Systems, Inc.)


Thor                      2709265               Registered         United States
(GSE Power Systems, Inc.)


Powerpeak                 76/520125             Pending            United States
(GSE Power Systems, Inc.)


S3 Technologies           1764109               Cancelled          United States
(GSE Power Systems, Inc.)


S3 Technologies           177497                Cancelled          United States
(GSE Power Systems, Inc.)


                    SCHEDULE 2 TO GRANT OF SECURITY INTEREST

                        PATENTS AND PATENT APPLICATIONS

                          Registration or       Registration or
Patent                    Application Number    Application Date        Country
_________               __________________      ________________        ________

Real Time Analysis        5225147               Issued             United States
Of Light Water Core
Neutronics

(GSE Systems, Inc.)


Real-Time Analysis        5619433               Issued             United States
Of Power Plant
Thermohydraulic Phenomena

(GSE Systems, Inc.)


Computer Implemented      5726914               Issued             United States
Process And Computer
Architecture For
Performance Analysis

(GSE Systems, Inc.)


Computer Implemented      5917730               Issued             United States
Object Oriented
Visualization System
And Method

(GSE Systems, Inc.)


System And A Method       4568288               Issued             United States
To Visually Simulate
Subsystems In A Fossil
Fuel Power Plant Simulator
(GSE Power Systems, Inc.)


Not Available             4120028               Issued             United States


STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)

     On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of GSE Systems, Inc. that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

                                                _________________________
                                                Notary Public

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)

     On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of GSE Power Systems, Inc. that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

                                                _________________________
                                                Notary Public

STATE OF _______________)
                        )  ss.:
COUNTY OF ______________)

     On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Laurus Master Fund, Ltd., that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

                                                ____________________________
                                                Notary Public